EXHIBIT 99.1

TERMINATION OF REGISTRATION RIGHTS AGREEMENT
THIS TERMINATION OF REGISTRATION RIGHTS AGREEMENT (this “Termination”), dated as of May 6, 2015, by and among Iron Mountain Incorporated, a Delaware corporation (the “Company”), and the signatories party hereto (collectively, the “Shareholders”), who are the sole remaining parties to that certain Amended and Restated Registration Rights Agreement, dated June 12, 1997, as amended and in effect on the date hereof, among the Company and the Shareholders (the “Registration Rights Agreement”).
W I T N E S S E T H:
WHEREAS, the Shareholders had rights, among other things, to request that shares of the Company’s capital stock owned by them be included in a registered public offering of the Company’s Common Stock (this and all other capitalized terms used herein and not otherwise defined herein shall have the meanings prescribed therefor in the Registration Rights Agreement); and
WHEREAS, the Company and the Shareholders wish to terminate the Registration Rights Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Registration Rights Agreement is hereby terminated as of the date hereof and shall hereafter have no further force or effect. Each party hereby agrees that none of the parties shall have any continuing or further obligations under the Registration Rights Agreement.
This Termination may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Termination under seal as of the date first set forth above, hereby agreeing that this Termination shall be governed by and interpreted in accordance with the internal laws of The Commonwealth of Massachusetts.
IRON MOUNTAIN INCORPORATED

By:_/s/ Ernest W. Cloutier______________
Name: Ernest W. Cloutier
Title: EVP, U.S. Federal, Security and Legal

SCHOONER CAPITAL CORPORATION

By:__ /s/ Vincent J. Ryan ______________
Name:    Vincent J. Ryan
Title:    Chairman, Chief Executive Officer
and President

____/s/ Vincent J. Ryan _______________
Vincent J. Ryan

____/s/. Kent P. Dauten________________
Kent P. Dauten